Exhibit 10.22

FOURTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(GCIC Funding LLC)

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of August 8, 2017 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, Golub Capital Investment Corporation, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.	Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.	Amendments.
2.1    Clause (a) of the definition of “Assigned Value” in Section 1.01 of the Agreement shall be amended by deleting the phrase “any nationally recognized valuation firm reasonably acceptable to the Administrative Agent” in its entirety and inserting in lieu thereof “an Approved Valuation Firm”.
2.2    Clause (c) of the definition of “ERISA Affiliate” in Section 1.01 of the Agreement shall be amended by deleting the phrase “(c) a member of the same affiliated service group” in its entirety and inserting in lieu thereof “(c) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group”.

2.3    The definition of “Make-Whole Premium” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Make-Whole Premium” means, in the event that this Agreement is terminated pursuant to Section 2.18(b) prior to August 30, 2017, an amount, payable pro rata to each Lender Agent (for the account of the applicable Lenders), equal to 2.00% of the Maximum Facility Amount; provided that the Make-Whole Premium shall be calculated without giving effect to the proviso in the definition of “Maximum Facility Amount”.
2.4    The definition of “Payment Date” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Payment Date” means the 22nd day of each March, June, September and December or, if such day is not a Business Day, the next succeeding Business Day; provided, that the final Payment Date shall occur on the Collection Date; provided further that the Administrative Agent may, in its sole discretion with three (3) Business Days’ prior written notice to the Borrower, the Collateral Agent and the Servicer, declare any Business Day a Payment Date if (i) (x) an Event of Default shall have been declared or (y) after the automatic occurrence of a Facility Maturity Date and (ii) the Administrative Agent or the Lenders have declared the Advances Outstanding and other Obligations to be immediately due and payable in full in accordance with Section 7.01.
2.5    The definition of “Reinvestment Period” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Reinvestment Period” shall mean the period commencing on the Amended and Restated Closing Date and ending on the day preceding the earliest of (i) August 30, 2017 (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(b)), (ii) the occurrence of an Event of Default and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.18(b).
2.6    The definition of “Restricted Junior Payment” in Section 1.01 of the Agreement shall be amended by deleting the phrase “except a dividend paid solely in interests of that class of membership interests” in its entirety and inserting in lieu thereof “except a dividend or distribution paid solely in interests of that class of membership interests”.
2.7    The definition of “Stated Maturity Date” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:
“Stated Maturity Date” August 30, 2020 or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.19(a).
2.8    The following new definitions are added to Section 1.01 of the Agreement as alphabetically appropriate as follows:

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Servicer or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including the Foreign Corrupt Practices Act of 1977 and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Terrorism Laws” means any Applicable Law relating to money laundering or terrorism, including, without limitation, Executive Order 13224, the OFAC Regulations, the Bank Secrecy Act, the USA Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated thereunder.
“Approved Valuation Firm” means (a) any of Duff & Phelps Corp., FTI Consulting, Inc., Houlihan Lokey Howard & Zukin, Lincoln International LLC and Valuation Research Corp., Murray Devine & Company, Inc. and (b) any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent in its sole discretion.
2.9    The definition of “FDIC” in Section 1.01 of the Agreement is hereby deleted in its entirety.
2.10    Section 2.02(b) of the Agreement shall be amended by deleting the phrase “Swingline Bank” in its entirety and inserting in lieu thereof “Swingline Lender”.
2.11    Section 2.10(a) of the Agreement shall be amended by deleting the phrase “increase of reserve requirements” in its entirety and inserting in lieu thereof “increase of reserve or liquidity requirements”.
2.12    Section 2.23(a)(iii) of the Agreement shall be amended by deleting the phrase “Swingline Loans” in each of its two locations in its entirety and inserting in lieu thereof the phrase “Swingline Advances”.
2.13    Section 4.01(ii) of the Agreement shall be amended and restated in its entirety as follows:
(ii)    USA PATRIOT Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under

Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.
2.14    Section 4.03(q) of the Agreement shall be amended and restated in its entirety as follows:
(q)    USA PATRIOT Act. Neither the Servicer nor any Affiliate of the Servicer is (i) a country, territory, organization, person or entity named on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; or (v) in violation of any Anti-Corruption Laws.
2.15    Section 5.01 of the Agreement shall be amended by adding the following as new clause (gg):
(gg)    Compliance with Anti-Terrorism Laws and Anti-Corruption Laws. The Borrower shall comply with all applicable Anti-Terrorism Laws and Anti-Corruption Laws. The Borrower (or the Servicer on behalf of the Borrower) shall conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Terrorism Laws. Policies and procedures will be maintained and enforced by or on behalf of the Borrower that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Borrower, by the Borrower with Anti-Corruption Laws and Anti-Terrorism Laws.
2.16    Section 5.02(i) of the Agreement shall be amended by adding the following sentence directly after the phrase “Section 5.02(n)).”:
The Borrower shall not use the proceeds of any Advance in violation of Anti-Corruption Laws or Anti-Terrorism Laws.
2.17    Section 11.13(a) of the Agreement shall be amended by deleting the phrase “valuation firm” in its entirety and inserting in lieu thereof “Approved Valuation Firm”.
2.18    Each of the references to “California Bank & Trust” in the Agreement and the Transaction Documents is replaced by a reference to “ZB, N.A. d/b/a California Bank & Trust”.

SECTION 3.	Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.	Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)this Amendment has been duly executed and delivered by it;
(b)this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.
SECTION 5.Conditions to Effectiveness.
The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile or other electronic signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto, and (b) the fees specified in the fee letters.

SECTION 6.	Miscellaneous.
(a)This Amendment may be executed in any number of counterparts (including by facsimile or other electronic method), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC
By: Golub Capital Investment Corporation, its designated manager By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE SERVICER:	GC ADVISORS LLC
By: /s/ Francis P. Straub Name: Francis P. Straub Title: Chief Financial and Administrative Officer
THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Phillip Dean Name: Phillip Dean Title: Vice President

[Signatures Continue on the Following Page]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Beale Pope Name: Beale Pope Title: Vice President
INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

By: /s/ Matt Jensen Name: Matt Jensen Title: Director

INSTITUTIONAL LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ John Swain Name: John H. Swain Title: Director

[Signatures Continue on the Following Page]

INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY
By: /s/ Janet B. Nolin Name: Janet B. Nolin Title: Vice President

INSTITUTIONAL LENDER:	CHEMICAL BANK
By: /s/ John R. Hruska Name: John R. Hruska Title: Senior Vice President

INSTITUTIONAL LENDER:	ZB, N.A. D/B/A CALIFORNIA BANK & TRUST
By: /s/ Scott T. Monson Name: Scott T. Monson Title: Executive Vice President